                                    LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is entered into as of this 17th day of January, 1997 by and between Western Power & Equipment Corp. (the "Company"), an Oregon corporation with its principal offices located at Suite 200, 4601 N.E. 77th Avenue, Vancouver, Washington 98662, and Case Credit Corporation (the "Lender"), a Delaware corporation with its principal offices at 233 Lake Avenue, Racine, Wisconsin 53404.

         Subject to the terms and conditions of this Agreement, the Lender has agreed to make available to the Company certain term loans, the proceeds of which will be used by the Company solely to purchase certain assets from Sahlberg Equipment, Inc.

                                      ARTICLE I

                                   LOANS AND NOTES

         1.1 TERM LOANS. At any time on or prior to January 17, 1997, and subject to all of the terms and conditions of this Agreement, the Company may obtain two term loans (the "Loans") from the Lender in amounts which in the aggregate shall equal [the purchase price paid by the Company for the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement], but which in no event shall be more than $5,266,392.00. The Loans shall be evidenced by promissory notes (the "Notes") payable to the order of the Lender in the principal amounts advanced, dated as of the date that the loans are made to the Company, in the forms of Exhibits A-1 and A-2 attached hereto, respectively. The Notes shall be executed by the Company and delivered to the Lender prior to or simultaneously with the making of the Loans.

         1.2 USE OF PROCEEDS. The Company represents, warrants and agrees that the proceeds of the Loans made hereunder will be used solely for the purchase by the Company of the Purchased Assets from Sahlberg Equipment, Inc. pursuant to the terms of the Asset Purchase Agreement.

         1.3 OPTIONAL PREPAYMENT. The Notes may be prepaid in whole or in part at the option of the Company without premium or penalty. Prepayment shall be applied first to any accrued and unpaid interest on the Note with respect to which the prepayment is made and, second, to the principal balance of such Note in inverse order of maturity.

         1.4 COMPUTATIONS; NON-BUSINESS DAYS. All interest payable on the Notes shall be computed for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest under the Notes.

                                      ARTICLE II

                               CONDITIONS OF BORROWING

         Without limiting any of the other terms of this Agreement, the Lender shall not be required to make the Loans to the Company hereunder:

         2.1 REPRESENTATIONS. Unless the representations and warranties contained in Article III hereof continue to be true and correct on the date of the Loans; no Default or Event of Default hereunder shall have occurred and be continuing; and at least two (2) business days' prior to the date of the Loans the Lender shall have received a written request therefor in the form of Exhibit B annexed hereto.

         2.2 SECURITY AGREEMENT. Unless the Company shall have executed and delivered to the Lender a security agreement in the form attached hereto as Exhibit C (the "Security Agreement") and financing statements, in form satisfactory to the Lender, covering the collateral described in the Security Agreement.

         2.3 FILINGS. Unless any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, perfected security interests in the collateral in the jurisdictions listed on Schedule 1 to the Security Agreement shall have been properly filed, registered or recorded in each office in each such jurisdiction which such filings, registrations and recordations are required; the Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Lender that all such filings, registrations and recordations have been made); and the Lender shall have received such evidence as it may deem satisfactory that all necessary filing, recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full.

         2.4 PRIORITY. Unless the Lender shall have received, in form and substance satisfactory to the Lender, such lien searches, title insurance policies and other evidence of lien priority covering the security interest granted to the Lender hereunder as the Lender may require.

         2.5 INSURANCE CERTIFICATE. Unless the Lender shall have received evidence satisfactory to it that the Company maintains hazard and liability insurance coverage reasonably satisfactory to the Lender.

         2.6 COUNSEL OPINION. Unless the Lender shall have received from its counsel and from Company's counsel, satisfactory opinions as to such matters relating to the Company, the validity and enforceability of this Agreement, the Loans to be made hereunder and the other documents required by this Article II as the Lender shall reasonably require. The Company shall execute and/or deliver to the Lender or its counsel such documents concerning its corporate status and the authorization of such transactions as may be requested.

         2.7 PROCEEDINGS SATISFACTORY. Unless all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to the Lender and its counsel.

         2.8   VIOLATION OF ENVIRONMENTAL LAWS.  If in the opinion of the
Lender there exists any uncorrected violation by the Company of an Environmental Law or any condition which requires, or may require, a cleanup, removal or other remedial action by the Company under any Environmental Laws.

         2.9 CLOSING OF ASSET PURCHASE. Unless contemporaneous with the closing of the Loans to be made hereunder, all conditions to the obligations of the Company under the Asset Purchase Agreement so set forth therein have been satisfied and the purchase by the Company of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement shall have occurred.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to make the Loans as provided herein, the Company represents and warrants to the Lender as follows as of the date of this Agreement and as of the date the Loans are made:

         3.1 ORGANIZATION. The Company is a corporation duly organized and existing in good standing or active status under the laws of the State of Oregon and has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties. The Company has no Subsidiary. The Company is duly licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a material adverse effect on the property, financial condition or business operations of the Company.

         3.2 AUTHORITY. The execution, delivery and performance of this Agreement, the Notes and the documents required by Article II (the "Collateral Documents") are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) violate any provision of the articles of incorporation or by-laws of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company; (c) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (d) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, any indenture or other agreement or instrument under which the Company is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and the Note and the Collateral Documents when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         3.3 INVESTMENT COMPANY ACT OF 1940. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.4 EMPLOYEE RETIREMENT INCOME SECURITY ACT. All Plans are in compliance in all material respects with the applicable provisions of ERISA.
The Company has not incurred any material "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA in connection with any Plan. There has been no Reportable Event for any Plan, the occurrence of which would have a materially adverse effect on the Company, nor has the Company incurred any material liability to the Pension Benefit Guaranty Corporation under Section 4062 of ERISA in connection with any Plan. The Plans do not have any unfunded liabilities. The Company is not a member of any Multiemployer Plan.

         3.5 FINANCIAL STATEMENTS. The balance sheet of the Company as of July 31, 1996, and the statement of profit and loss and cash flow of the Company for the year-to-date period ended on that date, as prepared by the Company and audited by Price Waterhouse and heretofore furnished to the Lender, are correct and complete, are prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of and for the financial period ended on such date. Since such date, there has been no material adverse change in the property, financial condition or business operations of the Company.

         3.6 DIVIDENDS AND REDEMPTIONS. The Company has not, since its inception, paid or declared any dividend, or made any other distribution on account of any shares of any class of its stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of any class of its stock. The Company is not a party to any agreement which may require it to redeem, purchase or otherwise acquire any shares of any class of its stock.

         3.7 LIENS. The Company has good and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages and encumbrances of any kind, except Permitted Liens. All owned and leased buildings and equipment of the Company are in good condition, repair and working order in all material respects and, to the best of the Company's knowledge and belief, conform in all material respects to all applicable laws, regulations and ordinances.

         3.8 CONTINGENT LIABILITIES. The Company does not have any guarantees or other contingent liabilities outstanding (including, without limitation, liabilities by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), except those permitted by Section 4.10 hereof.

         3.9 TAXES. Except as expressly disclosed in the financial statements referred to in Section 3.5 above, the Company does not have any material outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and no tax deficiencies have been proposed or assessed against the Company. There have been no audits of the Company's federal or state income tax returns. All taxes shown by such returns have been paid.

         3.10 ABSENCE OF LITIGATION. The Company is not a party to any litigation or administrative proceeding, nor so far as is known by the Company is any litigation or administrative proceeding threatened against it, which in either case (a) relates to the execution, delivery or performance of this Agreement, the Notes, or any of the Collateral Documents, (b) could, if adversely determined, cause any material adverse change in its property, financial condition or the conduct of its business, (c) asserts or alleges that the Company violated Environmental Laws, (d) asserts or alleges that the Company is required to cleanup, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (e) asserts or alleges that the Company is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company.

         3.11 ABSENCE OF DEFAULT. No event has occurred, which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any indebtedness of the Company for borrowed money. The Company is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, noncompliance with which could materially adversely affect its property, financial condition or business operations.

         3.12 NO BURDENSOME AGREEMENTS. The Company is not a party to any agreement, instrument or undertaking, or subject to any other restriction, (a) which materially adversely affects or may in the future so affect the property, financial condition or business operations of the Company, or (b) under or pursuant to which the Company is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

         3.13 TRADEMARKS, ETC. The Company possesses adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of its business substantially as now conducted, without any known conflict with the rights of others which might result in a material adverse effect on the Company.

         3.14 LEASES. The Company is not a party to any lease or similar arrangement, except those permitted by Section 4.11 hereof.

         3.15 PARTNERSHIPS; JOINT VENTURES. The Company is not a member of any partnership or joint venture.

         3.16 FISCAL YEAR. The fiscal year of the Company ends on July 31 of each year.

         3.17 DUMP SITES. With respect to the period during which the Company owned or occupied its real estate, and to the Company's knowledge after reasonable investigation, with respect to the time before the Company owned or occupied its real estate, no person or entity has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate owned or occupied by the Company, which materials, if known to be present, would require cleanup, removal or some other remedial action under Environmental Laws.

         3.18 TANKS. There are not now, nor to the Company's knowledge after reasonable investigation have there ever been, tanks or other facilities on, under, or at any real estate owned or occupied by the Company which contained materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws.

         3.19 OTHER ENVIRONMENTAL CONDITIONS. To the Company's knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of the Note which would subject the Company to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company.

         3.20 CHANGES IN LAWS. To the Company's knowledge after reasonable investigation, there are no proposed or pending changes in Environmental Laws that would adversely affect the Company.

         3.21 ENVIRONMENTAL JUDGMENTS, DECREES AND ORDERS. The Company is not subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws.

         3.22 ENVIRONMENTAL PERMITS AND LICENSES. The Company has all permits, licenses and approvals required under Environmental Laws, all of which are listed on SCHEDULE 3.22 attached to this Agreement.

         3.23 FULL DISCLOSURE. No information, exhibit or report furnished by the Company to the Lender in connection with the negotiation or execution of this Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when made.



                                      ARTICLE IV

                                  NEGATIVE COVENANTS

         While the credit granted to the Company is available and while any part of the principal of or interest on either of the Notes remain unpaid, the Company shall not do any of the following, without the prior written consent of the Lender:

         4.1 RESTRICTION OF INDEBTEDNESS. Create, incur, assume or have outstanding any indebtedness for borrowed money or the deferred purchase price of any asset (including obligations under Capitalized Leases except as permitted by Section 4.2), except:

         (a)   the Notes issued under this Agreement;

         (b)   indebtedness secured by Permitted Liens; and

         (c) unsecured loans or advances to the Company by the Company's parent corporation made in the ordinary course of business.

         4.2 CAPITAL EXPENDITURES. Create, incur or assume any Capital Expenditures other than those created, incurred or assumed in the ordinary course of business and in no event exceeding, in the aggregate, $1,000,000.

         4.3 AMENDMENTS AND PREPAYMENTS. Agree to any amendment, modification or supplement, or obtain any waiver or consent in respect of compliance with any of the terms of, or call or redeem, or make any purchase or prepayment of or with respect to, any instrument or agreement evidencing or relating to any indebtedness for borrowed money or for the deferred purchase price of any asset, including Capitalized Leases.

         4.4 RESTRICTION ON LIENS. Create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or asset now owned or hereafter acquired by the Company, except Permitted Liens.

         4.5 SALE AND LEASEBACK. Except for real estate, enter into any agreement providing for the leasing by the Company of property which has been or is to be sold or transferred by the Company to the lessor thereof, or which is substantially similar in purpose to property so sold or transferred.

         4.6 DIVIDENDS AND REDEMPTIONS. Pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock, or redeem, purchase or otherwise acquire directly or indirectly, any shares of any class of its stock.

         4.7 ACQUISITIONS AND INVESTMENTS. Acquire any other business or make any loan, advance or extension of credit to, or investment in, any other person, corporation or other entity, including investments acquired in exchange for stock or other securities or obligations of any nature, or create or participate in the creation of any subsidiary or joint venture, except:

         (a) investments in (i) bank repurchase agreements; (ii) savings accounts or certificates of deposit in a financial institution of recognized standing; (iii) obligations issued or fully guaranteed by the United States; and (iv) prime commercial paper maturing within 90 days of the date of acquisition by the Company; and

         (b) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

         4.8 LIQUIDATION; MERGER; DISPOSITION OF ASSETS. Liquidate or dissolve; or merge with or into or consolidate with or into any other corporation or entity; or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business).

         4.9 ACCOUNTS RECEIVABLE. Except for the sale of accounts pursuant to Case's credit card program, discount or sell with or without recourse, or sell for less than the face amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired.

         4.10 CONTINGENT LIABILITIES. Guarantee or become a surety or otherwise contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business and pursuant to repurchase obligations with Government Customers.

         4.11 LEASES. Incur or permit to be outstanding lease or rental obligations as lessee of real or personal property, under leases which are not Capitalized Leases, exceeding in the aggregate $7,500,000, calculated on the basis of total lease or rental obligations of the Company over the terms of such leases.

         4.12 AFFILIATES. Suffer or permit any transaction with any Affiliate, except on terms not less favorable to the Company than would be usual and customary in similar transactions with non-affiliated persons.

         4.13 PARTNERSHIPS; JOINT VENTURES. Become a member of any partnership or joint venture.

         4.14  FISCAL YEAR.  Change its fiscal year.

         4.16 DERIVATIVES. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreement except to hedge against actual interest rate, foreign currency or commodity exposure.


                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

         While the credit granted to the Company is available and while any part of the principal of or interest on either of the Notes remain unpaid, the Company shall unless waived in writing by the Lender:

         5.1   FINANCIAL STATUS.

         (a) MINIMUM EQUITY PERCENTAGE. Maintain at all times a Minimum Equity Percentage greater than 22%.

         (b) DEBT TO EQUITY RATIO. Maintain at all times a Debt To Equity Ratio of not more than 3.5:1.

         (c) CURRENT RATIO. Maintain at all times a Current Ratio of not less than 1:1.

         5.2 INSURANCE. Maintain insurance in such amounts and against such risks as is customary by companies engaged in the same or similar businesses and similarly situated. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance. Upon the request of the Lender, the Company will provide evidence to the Lender that all premiums in respect of such insurance policy have been paid.

         5.3   CORPORATE EXISTENCE; OBLIGATIONS.  Do all things necessary to:
(a) maintain its corporate existence and all rights and franchises necessary or desirable for the conduct of its business; (b) comply with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by governmental authorities, including those relating to environmental standards and controls; and (c) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves provided for such payments.

         5.4 BUSINESS ACTIVITIES. Continue to carry on its business activities in substantially the manner such activities are conducted on the date of this Agreement and not make any material change in the nature of its business.

         5.5 PROPERTIES. Keep its properties (whether owned or leased) in good condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements thereof.

         5.6 ACCOUNTING RECORDS; REPORTS. Maintain a standard and modern system for accounting in accordance with GAAP consistently applied throughout all accounting periods and consistent with those applied in the preparation of the financial statements referred to in section 3.5; and furnish to the Lender such information respecting the business, assets and financial condition of the Company as the Lender may reasonably request and, without request, furnish to the Lender:


         (a) Within 30 days after the end of each fiscal year of Company, a balance sheet and statements of income and cash flow of Company as of the close of such year and of the preceding fiscal year, all prepared in accordance with GAAP and certified as true and correct (subject to audit and normal year-end adjustments) by the chief financial officer of Company.

         (b) Within 15 days after the end of each month, a balance sheet and statements of income and cash flow for such month, for the year to date and for the corresponding periods of the preceding fiscal year, all prepared in accordance with GAAP consistently applied and certified as true and correct (subject to audit and normal year-end adjustments) by the chief financial officer of the Company.

         (c) As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Company or filed with the SEC or other governmental agency having regulatory authority over the Company or with any national securities exchange; and

         (d) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of the Company pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 5.6; and

         (e) Promptly, and in any event within 10 days, after the Company has knowledge thereof a statement of the chief financial officer of the Company describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Company is a party, together with a statement of the actions which the Company proposes to take with respect thereto; (ii) any pending or threatened litigation or administrative proceeding of the type described in Section 3.10; and (iii) any fact or circumstance which is materially adverse to the property, financial condition or business operations of the Company; and

         (f)(i) Promptly, and in any event within 30 days, after the Company knows that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty

    Corporation if a copy of such notice is available to the Company, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan administered by the Company and (iii) promptly after receipt thereof, a copy of any notice (other than a notice of general application) the Company or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Company.

         The financial statements referred to in (a) above shall be accompanied by a certificate by the chief financial officer of the Company that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes a default hereunder or which, after notice or lapse of time or both, would constitute a default hereunder (or if there was such a condition or event, specifying the same).

         5.7 INSPECTION OF RECORDS. Permit representatives of the Lender to visit and inspect any of the properties and examine any of the books and records of the Company at any reasonable time and as often as may be reasonably desired.

         5.8 COMPLIANCE WITH ENVIRONMENTAL LAWS. Timely comply with all applicable Environmental Laws.

         5.9 ORDERS, DECREES AND OTHER DOCUMENTS. Provide to the Lender, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or a cleanup, removal, remedial action, or other response by or on the part of the Company under Environmental Laws which seeks damages or civil, criminal or punitive penalties from Company for an alleged violation of Environmental Laws.

         5.10 AGREEMENT TO UPDATE. Advise the Lender in writing as soon as Company becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate.

                                      ARTICLE VI

                                       DEFAULTS


         6.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Company shall fail to pay any principal or interest due hereunder when the same shall have become due.

         (b) The Company shall fail to pay as and when due (whether as principal, guarantor or other surety and whether at maturity, by acceleration or otherwise) all or any part of the principal, interest or other obligation due to the Lender.

         (c) The Company shall fail to pay within 30 days after the due date (whether as principal, guarantor or other surety and whether at maturity, by acceleration or otherwise) all or any part of the principal, interest or other obligation due to Case Corporation.

         (d) The Company shall fail to pay as and when due (whether as principal, guarantor or other surety and whether at maturity, by acceleration or otherwise) all or any part of the principal, interest or other obligation which involves or could involve the amount of $100,000 or more due or becoming due.

         (e) The Company is in default in the performance of or compliance with (i) any term of any evidence of any indebtedness owing to Case or (ii) any term of any evidence of any other indebtedness in an aggregate outstanding principal amount of $100,000 or more, or
    (iii) any term of any mortgage, indenture or other agreement relating to indebtedness described in either (i) or (ii).

         (f) The Company shall default in the performance or observance of any agreement, covenant, condition, provision or term contained in Sections 4.1 through 4.8 or 5.1 of this Agreement.

         (g) The Company shall default in the performance or observance of any of the other agreements, covenants, conditions, provisions or terms in this Agreement or the Collateral Documents which are not remedied within 15 days after occurrence.

         (h) An event of default shall have occurred under any agreement with the Lender or Case.

         (i) Failure to replace or reinstate any expired or lapsed insurance within 30 days.

         (j) Any representation or warranty made by the Company in connection with this Agreement (including any financial statement delivered to the Lender) shall prove to have been false in any material respect as of the time when made or given the Company is diligently seeking a cure for such misstatement and after such misstatement shall have been cured, the Lender shall be in the same position as it would have been in as if such misstatement had not been made.

         (k) The Company shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) commence an action for an "order of relief" within the meaning of the United States Bankruptcy Code; (v) has a preceding commenced by another party seeking that the Company become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code and such preceding is not terminated within 30 days; or (vi) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors and such petition is not terminated within 30 days; or (vii) apply to a court for the appointment of a custodian or receiver for any of its assets; or (viii) have a custodian or receiver appointed for any of its assets (with or without its consent) and such matters is not terminated within 30 days; or (ix) have any of its assets garnished, seized or forfeited, or threatened with garnishment, seizure or forfeiture; (x) otherwise becomes the subject of any insolvency proceedings or proposed which remains outstanding for 30 days or (xi) enters into any other formal or informal composition or arrangement with its creditors.

         (l) A final judgment which, together with other outstanding final judgments against the Company, exceeds an aggregate of $100,000 shall be entered against the Company and shall remain outstanding and unsatisfied, unbonded, unstayed or uninsured after 30 days from the date of entry thereof.

         (m) The Company shall engage in any "prohibited transaction" (as defined in ERISA) involving any employee pension benefit plan subject to Title IV of ERISA (a "Plan"), or any "accumulated funding deficiency" (as defined in ERISA) shall exist with respect to any Plan or any lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of the Company or any event shall occur which could result in the termination of a Plan under Title IV of ERISA or the Company or a commonly controlled entity shall incur any liability in connection with a withdrawal from (or the insolvency or reorganization of) a multi-employer Plan, or any other event or condition shall occur or exist with respect to a Plan, and in each case described above such event or condition, together with all other such events or conditions, if any, could have a material adverse effect on the business, financial condition or properties of the Company.

         (n) This Agreement, any of the Note or any Collateral Document shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company or any shareholder of the Company, or the Company shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be.

         (o)   The Company ceases to be an authorized Case dealer.

         6.2 ACCELERATION OF OBLIGATIONS. Upon the occurrence of any Event of Default:

         (a) As to any Event of Default (other than an Event of Default under section 6.1(k)) and at any time thereafter, and in each case, the Lender may, by written notice to the Company, immediately declare the unpaid principal balance of the Notes, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on the Notes shall thereupon be due and payable without further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Notes contained;

         (b) As to any Event of Default under Section 6.1(k), the unpaid principal balance of the Notes, together with all interest accrued thereon, shall immediately and forthwith be due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary herein or in the Notes contained; and

         (c) As to each Event of Default, the Lender shall have all the remedies for default provided by the Collateral Documents, as well as applicable law.

                                     ARTICLE VII

                                    MISCELLANEOUS

         7.1 ACCOUNTING TERMS; DEFINITIONS. Except as otherwise provided, all accounting terms shall be construed in accordance GAAP consistently applied and consistent with those applied in the preparation of the financial statements referred to in Section 3.5, and financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. As used herein:

         (a) The term "Affiliate" means any person, firm or corporation, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

         (b) The term "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated January 17, 1997 by and among Sahlberg Equipment, Inc., John and Robert Sahlberg, R&J Partners, and Western Power & Equipment Corp., with all exhibits and schedules thereto, a correct and complete copy of which has been furnished to the Lender.

         (c) The term "Capital Expenditures" means with respect to any period shall mean the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows.

         (d) The term "Capitalized Lease" means any lease which is capitalized on the books of the lessee, or should be so capitalized under generally accepted accounting principles.

         (e) The term "Case" shall mean Case Credit Corporation and Case Corporation, both Delaware corporations.

         (f) The term "Controlled Group" means a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company is a part.

         (g) The term "Current Ratio" shall mean the relationship, expressed as a numerical ratio, between the Company's current assets and current liabilities, each as determined in accordance with GAAP and shown on its financial statements required to be delivered to the Lender.

         (h) The term "Debt to Equity Ratio" means the relationship, expressed as a numerical ratio, between the Company's total liabilities, including capitalized lease obligations, and its shareholders' equity, each as determined in accordance with GAAP and shown on its financial statements required to be delivered to the Lender.

         (i) The term "Default" means any condition or event which with the passage of time or the giving of notice or both would constitute an Event of Default.

         (j) The term "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

         (k) The term "Environmental Laws" means all federal, state and local laws including rules of common law, statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

         (l) The term "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         (m) The term "GAAP" means generally accepted accounting principles in the United States of America in effect on the date hereof.

         (n) The term "Government Customers" means those customers identified as such in the "Dealer Operating Guide," as amended from time to time, as published by Case.

         (o) The term "Indebtedness" at any date means without duplication (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,
    (iii) all obligations under Financing Leases, (iv) all obligations in respect of acceptances issued or created for the account of the Company (v) all liabilities secured by an lien on any property owned by the Company even though the Company has not assumed or otherwise become liable for the payment thereof (vi) all net liabilities of the Company in respect of interest rate agreements and (vii) all liabilities in respect of any guaranty, reimbursement, counter indemnity or similar obligation under which the Company guarantees any of the types of indebtedness or liabilities set forth in (i) through
    (vi) above of any third party.

         (p) The term "Minimum Equity Percentage" means the relationship, expressed as a percentage, of the Company's shareholders' equity to its total assets, as determined in accordance with GAAP and shown on its financial statements required to be delivered to the Lender.

         (q) The term "Multiemployer Plan" means a multiemployer pension plan within the meaning of the Multiemployer Pension Plan Act, as amended from time to time.

         (r)   The term "Permitted Liens" means:

                   (i) liens outstanding on December 31, 1996 and listed on Schedule 7.1(r);

                   (ii) liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Company by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided;

                   (iii) liens or deposits in connection with worker's compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

                   (iv) purchase money liens on property acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, and liens on property acquired existing at the time of acquisition; provided that in each case such lien shall be limited to the property so acquired and the liability secured by such lien does not exceed either the purchase price or the fair market value of the asset acquired; and

                   (v) liens required by this Agreement as security for the Note.

         (s) The term "Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by the Company or any member of the Controlled Group, or any such plan to which the Company or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         (t) The term "Purchased Assets" means the assets to be purchased by the Company pursuant to the Asset Purchase Agreement.

         (u) The term "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA.

         (v) The term "Subsidiary" means a corporation, partnership or other entity of which the Company owns, directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock (or other shares of beneficial interest) having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes might have voting power by reason of the happening of any contingency, or holds at least a majority of partnership or similar interests, or is a general partner, and any other Affiliate that is included in consolidated financial statements of the Company furnished to the Lender.

         (w) The term "Unfunded Liabilities" means, with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed under ERISA over the current value of the Plan's assets allocable to such benefits.

         7.2   EXPENSES; INDEMNITY.

         (a) The Company shall pay or reimburse the Lender for (i) all out-of-pocket costs and expenses (including, without limitation, attorneys' fees up to $10,000 and expenses) paid or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Collateral Documents and any other document required hereunder or thereunder, (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel) paid or incurred in connection with any amendment, supplement, modification or waiver of or to this Agreement, the Notes, the Collateral Documents or any other document required hereunder or thereunder; (iii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel) paid or incurred by the Lender before and after judgment in enforcing, protecting or preserving its rights under this Agreement, the Notes, the Collateral Documents and other document required hereunder or thereunder, including, without limitation, the enforcement of rights against, or realization on, any collateral or security therefor or in defending against any claim made against the Lender by the Company or any third party as a result of or in any way relating to any matter referred to in subsection (i),(ii) or (iii) of this section; and (iv) any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes, if any, (including, without limitation, any sales, occupation, excise, gross receipts, franchise, general corporation, personal property, privilege or license taxes, but not including taxes levied upon the net income of the Lender by the federal government or the State of Wisconsin), which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this Agreement, the Notes, the Collateral Documents or any other document required hereunder or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby whether such taxes are levied by reason of the acts to be performed by the Company hereunder or are levied upon the Lender, the Company, the property of the Lender or otherwise, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon the Lender, the Company or otherwise.

         (b) The Company agrees to indemnify the Lender against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel) incurred by the Lender arising out of, in any way connected with, or as a result of (i) any acquisition or attempted acquisition of stock or assets of another person or entity by the Company or any Subsidiary, (ii) the use of any of the proceeds of any loans made hereunder by the Company or any Subsidiary for the making or furtherance of any such acquisition or attempted acquisition, (iii) any breach or alleged breach by the Company of or any liability or alleged liability of the Company under any Environmental Law, or any liability or alleged liability incurred by the Lender under any Environmental Law in connection with this Agreement, any Collateral Document or the transactions contemplated hereunder or thereunder, (iv) the negotiation, preparation, execution, delivery, administration, and enforcement of this Agreement, the Notes, the Collateral Documents and any other document required hereunder or thereunder (subject to the limitation to the extent applicable in Section 7.1(a)(i)), including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations hereunder or thereunder, (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Lender is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by the Lender of its obligations under this Agreement or (B) any commitment made by the Lender to a person other than the Company or any Subsidiary which would be breached by the performance of the Lender's obligations under this Agreement.

         (c) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate either the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver, the repayment of any loan made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or the Notes or any Collateral Document, or any other document required hereunder or thereunder, any investigation made by or on behalf of the Lender, the Company or any Subsidiary, or the content or accuracy of any representation or warranty made under this Agreement, any Collateral Document or any other document required hereunder or thereunder.

         7.3 SUCCESSORS. The provisions of this Agreement shall inure to the benefit of any holder of the Notes, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. No delay on the part of the Lender or any holder of either of the Notes in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Lender or the holder of either of the Notes would otherwise have.

         7.4 SURVIVAL. All agreements, representations and warranties made herein shall survive the execution of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

         7.5 WISCONSIN LAW. This Agreement and the Notes issued hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, except to the extent superseded by federal law.

         7.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         7.7 NOTICES. All communications or notices required under this Agreement shall be deemed to have been given on the date when deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address):
(a) if to the Company, with the full name and address of the Company as set forth in this Agreement; and (b) if to the Lender with the full name and address of the Lender as set forth in this Agreement, to the attention of the officer of the Lender executing the form of acceptance of this Agreement.

         7.8 ENTIRE AGREEMENT; NO AGENCY. This Agreement and the other documents referred to herein contain the entire agreement between the Lender and the Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Nothing in this Agreement or in the other documents referred to herein and no action taken pursuant hereto shall cause the Company to be treated as an agent of the Lender, or shall be deemed to constitute the Lender and the Company a partnership, association, joint venture or other entity.

         7.9 NO THIRD PARTY BENEFIT. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.

         7.10 CONSENT TO JURISDICTION. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OF FEDERAL

COURT SITUATED IN MILWAUKEE COUNTY, WISCONSIN, AND WAIVES ANY OBJECTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, ANY OF THE COLLATERAL DOCUMENTS, OR ANY OTHER DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE COMPANY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE BY MAIL OR BY MESSENGER DIRECTED TO IT AT THE ADDRESS SPECIFIED BELOW. Nothing herein shall affect the Lender's right to serve process in any manner permitted by law, or limit the Lender's right to bring proceedings against the Company or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

         7.11 WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE, ANY OF THE COLLATERAL DOCUMENTS, OR ANY OTHER DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE COMPANY AND THE LENDER EACH REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

         7.12 LIMITATION OF LIABILITY. THE COMPANY AND THE LENDER HEREBY WAIVE ANY RIGHT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO CLAIM OR RECOVER FROM THE OTHER ANY CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES.

         IN WITNESS WHEREOF, the Company and the Lender have executed this Agreement as of the date first above written.

                                       WESTERN POWER & EQUIPMENT CORP.

                                       By:
                                            ----------------------------------
(CORPORATE SEAL)                            President

                                       And:
                                            ----------------------------------
                                             Secretary


                                       CASE CREDIT CORPORATION

                                       By:
                                            ----------------------------------
                                            Its:
                                                 -----------------------------

                                     EXHIBIT A-1

                        PROMISSORY NOTE (EQUIPMENT INVENTORY)

$_________________                                              January 17, 1997

         FOR VALUE RECEIVED, Western Power & Equipment Corp., an Oregon corporation (the "Company"), promises to pay to the order of Case Credit Corporation (the "Lender") at its main office in Racine, Wisconsin, without setoff or counterclaim, the principal sum of _____________________________ _____________________________________________ Dollars ($_______________),
payable on January 17, 1998; provided, however, that (i) in the event the Company sells any of the items of inventory listed on Schedule 1 attached hereto, the Company shall pay to the Lender upon the occurrence of such sale, an amount equal to the appraised value of such item as listed on Schedule 1, and
(ii) in the event the Company leases for a scheduled term of six months or more any of the items of inventory listed on Schedule 1 attached hereto, the Company shall pay to the Lender an amount equal to 80% of the rental or lease payments theretofore received with respect to any such items, payable immediately upon entering into such lease, and 80% of all rental or lease payments received thereafter with respect to such items, payable when received, which amounts in
(i) or (ii) above shall be applied to payments of the principal balance hereof.

    The unpaid principal balance hereof shall bear interest, payable on the last business day of each month, computed at a rate per annum equal to ____ %. From and after the occurrence and during the continuance of an Event of Default as defined in the Loan Agreement dated January 17, 1997 by and between the Company and the Lender (the "Agreement"), the entire outstanding principal amount hereof, and all interest and other amounts due and unpaid hereunder and under the Agreement, shall bear interest computed at a rate equal to the lesser of (i) 3.5% per annum plus the rate otherwise payable hereunder, (ii) 20% per annum, or (iii) the highest rate permitted by law. All amounts payable under this Note and the Agreement shall be payable in lawful money of the United States of America.

         This Note constitutes one of the promissory notes issued under the Agreement, to which Agreement reference is hereby made for a statement of the terms and conditions on which the loan evidenced hereby was made and for a description of the terms and conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

         This Note is secured by and entitled to the benefit of all of the Collateral Documents referred to in the Agreement and all other existing and future mortgages and security agreements between the Company and Lender.

                             WESTERN POWER & EQUIPMENT CORP.



                                       By:
                                            ----------------------------------
                                                      President
(CORPORATE SEAL)

                                       And:
                                            ----------------------------------
                                                      Secretary

                                      SCHEDULE 1

         INVENTORY ITEM                               APPRAISED VALUE
         --------------                               ---------------

                                     EXHIBIT A-2

              PROMISSORY NOTE (PARTS INVENTORY, EQUIPMENT AND FIXTURES)

$______________                                                 January 17, 1997

         FOR VALUE RECEIVED, Western Power & Equipment Corp., an Oregon corporation (the "Company"), promises to pay to the order of Case Credit Corporation (the "Lender") at its main office in Racine, Wisconsin, without setoff or counterclaim, the principal sum of _____________________________ _______________________________________________ Dollars ($______________),
together with interest on the unpaid principal balance hereof computed at a rate per annum equal to ____ %, payable on the dates and in the amounts set forth in
Schedule 1 attached hereto. From and after the occurrence and during the continuance of an Event of Default as defined in the Loan Agreement dated January 17, 1997 by and between the Company and the Lender (the "Agreement"), the entire outstanding principal amount hereof, and all interest and other amounts due and unpaid hereunder and under the Agreement, shall bear interest computed at a rate equal to the lesser of (i) 3.5% per annum plus the rate otherwise payable hereunder, (ii) 20% per annum, or (iii) the highest rate permitted by law. All amounts payable under this Note and the Agreement shall be payable in lawful money of the United States of America.

         This Note constitutes one of the promissory notes issued under the Agreement, to which Agreement reference is hereby made for a statement of the terms and conditions on which the loan evidenced hereby was made and for a description of the terms and conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

         This Note is secured by and entitled to the benefit of all of the Collateral Documents referred to in the Agreement and all other existing and future mortgages and security agreements between the Company and the Lender.

                                       WESTERN POWER & EQUIPMENT CORP.

                                       By:
                                            ----------------------------------
                                                      President
(CORPORATE SEAL)
                                       And:
                                            ----------------------------------
                                                      Secretary

                                      SCHEDULE 1

                                   PAYMENT SCHEDULE

                                      EXHIBIT B

                                     LOAN REQUEST



                                                                January 17, 1997


Case Credit Corporation
233 Lake Avenue
Racine, Wisconsin 53404


    Re:  Loan Agreement Dated as of January 17, 1997

Gentlemen:

    The undersigned hereby applies to you for the loans under the above-referenced Loan Agreement to be made on January 17, 1997 in the principal amounts of $________________ and $________________, respectively. The undersigned delivers to you herewith the Promissory Notes payable to you in the appropriate amounts, as required by the Loan Agreement.

    The undersigned hereby certifies as follows:

    (a) All of the representations and warranties set forth in Article III of the Loan Agreement continue to be true and correct on the date hereof.

    (b) At the date hereof, no Default or Event of Default under the Loan Agreement has occurred and is continuing.

                                       Very truly yours,

                                       WESTERN POWER & EQUIPMENT CORP.


                                       By:
                                            ----------------------------------
                                                 President

                                       And:
                                            ----------------------------------
                                                 Secretary

(CORPORATE SEAL)